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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 ARCHEMIX CORP.

                                   ----------

     The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Archemix Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Archemix Corp. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on April 5, 2000. A Restated Certificate of Incorporation was filed on March 31, 2004. Amendments to the Restated Certificate of Incorporation were filed on July 7, 2005, July 8, 2005 and December 22, 2005.

     2. This Amended and Restated Certificate of Incorporation restates, integrates and amends the said Restated Certificate of Incorporation, as amended, of the Corporation and has been duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, pursuant to a resolution adopted by the Board of Directors and the written consent of stockholders in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     3. The said Restated Certificate of Incorporation, as amended, is hereby amended and restated to read as follows:

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 ARCHEMIX CORP.

     FIRST. The name of the corporation is Archemix Corp.

     SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 294,873,075 consisting of 164,215,873 shares of Common Stock having a par value of $.001 per share (the "Common Stock") and 130,657,202 shares of Preferred Stock having a par value of $.01 per share (the "Preferred Stock"), which shall consist of series of Preferred Stock as follows: 51,884,995 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), 53,850,000 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), 14,922,207 shares of Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), and 10,000,000 shares of undesignated Preferred Stock (the "Undesignated Preferred Stock"). The Series A Preferred Stock and the Series B Preferred Stock are sometimes collectively referred to as the "Senior Preferred Stock."

     Except as otherwise restricted by this Restated Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock. Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation.

     A. COMMON STOCK

     1. General. The voting, dividend and liquidation rights of the Common Stock are subject to and qualified by those that may be now or hereafter fixed with respect to any shares of the Preferred Stock.

     2. Voting Rights. (a) Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share (and a proportionate vote for each fractional share) held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) only by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware. The holders of Common Stock shall have the rights with respect to elections of directors set forth in this Article IV B.1C below. There shall be no cumulative voting.

     3. Dividends. Subject to the rights of holders of Preferred Stock, the holders of the shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.


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     B. DESIGNATED PREFERRED STOCK

     The Preferred Stock shall have the following rights, preferences, powers and privileges and restrictions, qualifications and limitations.

     1. Voting.

          1A. General. Except as may be otherwise provided in these terms of the Preferred Stock, in this Restated Certificate of Incorporation of the Corporation or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which such share of Preferred Stock is then convertible.

          1B. Board Size. Subject to the provisions of Section 1C below, the Corporation shall not, without the written consent or affirmative vote of the holders of at least a majority in interest of the then outstanding shares of Senior Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, increase the maximum number of directors constituting the Board of Directors of the Corporation to a number in excess of eleven (11).

          1C. Board Seats.

               (a) The holders of a majority in interest of the Senior Preferred Stock, voting together as a separate class, shall be entitled to elect four (4) directors of the Corporation (the "Preferred Designees"), who shall include one
(1) individual designated by Atlas Venture Fund V (as defined in the Shareholders Agreement), one (1) individual designated by Prospect Ventures (as defined in the Shareholders Agreement) one (1) individual designated by Schroder (as defined in the Shareholders Agreement) and one (1) individual designated by Highland Capital (as defined in the Shareholders Agreement). The holders of a majority in interest of the Preferred Stock and the Common Stock, voting together as a class on an as-converted to Common Stock basis, shall be entitled to elect the remaining number of directors of the Corporation, one of whom shall be the Chief Executive Officer of the Corporation, or the President of the Corporation if there is no Chief Executive Officer, and at least two (2) of the others who shall be unaffiliated non-employee industry outsiders. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Senior Preferred Stock, as calculated on an as-converted to Common Stock basis, shall constitute a quorum of the Senior Preferred Stock for the election of directors to be elected solely by the holders of the Senior Preferred Stock and the presence in person or by proxy of the holders of a majority in interest of the then outstanding shares of Preferred Stock and Common Stock, as calculated on an as-converted to Common Stock basis, shall constitute a quorum for purposes of electing the remaining directors. A vacancy in any directorship elected solely by the holders of the Senior Preferred Stock shall be filled only by vote or written consent


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of the holders of the Senior Preferred Stock (upon the designation of such replacement by the holder of Senior Preferred Stock entitled to designate such director pursuant to the first sentence of this Section 1C(a)) and a vacancy in any directorship elected by the holders of the Preferred Stock and Common Stock shall be filled only by vote or written consent of the holders of the Preferred Stock and Common Stock.

               (b) In addition to the rights specified in Section 1C(a) hereof, the holders of at least two-thirds (66-2/3%) in interest of the then outstanding shares of Preferred Stock shall have the exclusive and special right upon the occurrence of an Event of Noncompliance (as defined in Section 8(c) hereof) to elect the smallest number of directors which, when added to the number of Preferred Designees then serving on the Board, shall constitute a majority of the Board of Directors of the Corporation; and the number of directors constituting the Board of Directors of the Corporation shall, if necessary, be increased to provide a sufficient number of vacancies to permit the holders of Preferred Stock to perfect their rights hereunder. In any election of directors pursuant to this subparagraph (b), each holder of shares of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held and no holder of Preferred Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share. The special and exclusive voting right contained in this subparagraph (b) may be exercised either at a special meeting of the holders of Preferred Stock called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. If at any time any directorship to be filled by the holders of Preferred Stock, voting together as a class on an as-converted to Common Stock basis, pursuant to Section 1C (a) or (b) hereof has been vacant for a period of ten (10) days, the Secretary of the Corporation shall, upon the written request of the holders of record of shares representing at least 25% of the voting power of the Preferred Stock then outstanding, call a special meeting of the holders of Preferred Stock for the purpose of electing a director or directors to fill such vacancy or vacancies (provided, that any directorships created pursuant to the first sentence of paragraph (a) shall be filled only upon the designation of a replacement director by the holder of Preferred Stock entitled to designate such director). Such meeting shall be held at the earliest practicable date at such place as is specified in the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within ten (10) days after personal service of said written request on him, then the holders of record of shares representing at least 25% of the voting power of the Preferred Stock then outstanding may designate in writing one of the holders of the Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of stockholders and shall be held at such specified place. Any holder of the Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of calling a meeting of the stockholders pursuant to these provisions.

     At any meeting held for the purpose of electing directors at which the holders of Preferred Stock shall have the special and exclusive right to elect directors as provided in this subparagraph (b), the presence, in person or by proxy, of the holders of record of shares representing a majority in interest of the voting power of the Preferred Stock then outstanding shall be required to constitute a quorum of the Preferred Stock for such election. A vacancy in the directorships to be elected by the holders of the Preferred Stock pursuant to this subparagraph (b) may be filled only by vote or written consent in lieu of a meeting of (i) the holders of a majority in interest of the Preferred Stock, acting together as a class on an as-converted to Common Stock basis, or (ii) the remaining directors elected solely by the holders of the Preferred Stock.

     2. Dividends.

               (a) In preference over holders of all other equity securities of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefore, when and if declared by the Board of Directors, dividends at the rate per annum of $0.08 per share (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like) (the "Series B Accruing Dividends"). Series B Accruing Dividends shall accrue from day to day, whether or not earned or declared, beginning as of the date the applicable shares of Series B Preferred Stock were first issued by the Corporation and shall be cumulative. For avoidance of any doubt, the holder of each share of Series B Preferred Stock issued on conversion of a share of Series B-1 Convertible Preferred Stock, par value $.01 per share (the "Series B-1 Preferred Stock") authorized under a preceding version of this Restated Certificate of Incorporation and issued by the Corporation shall be entitled to the Series B Accruing Dividend on such share of Series B Preferred Stock beginning as of the date the share of Series B-1 Preferred Stock so converted was first issued by the Corporation. Upon any conversion of the Series B Preferred Stock into Common Stock pursuant to Section 5, all accrued and unpaid Series B Accruing Dividends to and until the date of conversion shall be forfeited and shall not be due and payable.

               (b) If upon declaration of the Board of Directors of a dividend, the funds legally available for distribution with respect to Series B Preferred Stock and thus distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of their full Series B Accruing Dividends, then the entire funds legally available for distribution shall be distributed ratably among the holders of Series B Preferred Stock in proportion to their respective holdings of Series B Preferred Stock. No cash dividend or distribution may be paid to holders of Series A Preferred Stock, Series C Preferred Stock or Common Stock unless the accrued and unpaid Series B Accruing Dividends are paid in full to the holders of the Series B Preferred Stock.

               (c) The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefore, when and if declared by the Board of Directors, dividends at the rate per annum of $0.08 per share (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like) (the "Series A Accruing Dividends", and together with the Series B Accruing Dividends referred to collectively as the "Accruing Dividends"). Series A Accruing Dividends shall accrue from day to day, whether or not earned or declared, beginning as of the date the applicable shares of Series A Preferred Stock were first issued by the Corporation and shall be cumulative. Upon conversion of the Series A Preferred Stock into Common Stock pursuant to Section 5, all accrued and unpaid Series A Accruing Dividends to and until the date of conversion shall be forfeited and shall not be due and payable.


                                        5

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               (d) If upon declaration of the Board of Directors of a dividend, the funds legally available for distribution and thus with respect to Series A Preferred Stock distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Series A Accruing Dividends, then the entire funds legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock in proportion to their respective holdings of Series A Preferred Stock.

               (e) No dividend or distribution, other than a dividend payable solely in additional shares of Common Stock upon the issued and outstanding shares of Common Stock (a "Common Stock Dividend"), may be declared or paid to holders of Series C Preferred Stock, any other Series of Preferred Stock ranking on liquidation junior to the Senior Preferred Stock, or Common Stock unless (i) the accrued and unpaid Accruing Dividends are paid in full to the holders of the Senior Preferred Stock and (ii) any dividends payable with respect to any other Series of Preferred Stock expressly stated to be senior with respect to dividends to the Series C Preferred Stock are paid in full in accordance with this Certificate of Incorporation, as amended from time to time (the "Senior Dividends"). Thereafter, the holders of Series C Preferred Stock and Common Stock shall be entitled to receive, out of funds legally available therefore, dividends when and if declared by the Board of Directors.

               (f) For avoidance of any doubt, following the full payment of the Accruing Dividends and any Senior Dividends, any dividends or distributions will be payable to all shareholders of the Corporation (including the holders of the Preferred Stock) pro rata to their holdings in the Corporation on an as-if converted to Common Stock basis; provided, however, that the foregoing shall not apply to a Common Stock Dividend (provision for which is made pursuant to Section 5F.)

          3. Liquidation, Dissolution and Winding-up.

               (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

                    (i) the holders of the shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Preferred Stock, to be paid an amount equal to the greater of (x) $1.00 per share (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like) plus an amount equal to all Series B Accruing Dividends accrued but unpaid on each respective share of Series B Preferred Stock (whether or not declared) and any other dividends declared but unpaid thereon (the "Series B Payment"), computed to the date payment thereof is made; or (y) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to
Section 5 immediately prior to such liquidation, dissolution or winding up, such amount payable in clause (x) or (y) above with respect to one share of Series B Preferred Stock being sometimes referred to as the "Series B Liquidation Preference Payment." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the shares of Series B Preferred Stock shall be insufficient to permit payment to the holders of the shares of Series B Preferred Stock of the amount distributable as aforesaid, then the entire assets of the


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Corporation to be so distributed shall be distributed ratably among the holders of the shares of Series B Preferred Stock;

                    (ii) after the holders of the shares of Series B Preferred Stock shall have been paid in full the amounts to which they shall be entitled pursuant to paragraph (i), the holders of the shares of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred Stock, to be paid an amount equal to the greater of (x) $1.00 per share (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like) plus an amount equal to all Series A Accruing Dividends accrued but unpaid on each share of Series A Preferred Stock (whether or not declared) and any other dividends declared but unpaid thereon (the "Series A Payment"), computed to the date payment thereof is made; or (y) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up, such amount payable in clause (x) or (y) above with respect to one share of Series A Preferred Stock being sometimes referred to as the "Series A Liquidation Preference Payment." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the shares of Series A Preferred Stock shall be insufficient to permit payment to the holders of the shares of Series A Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the shares of Series A Preferred Stock;

                    (iii) after the holders of the shares of Series B Preferred Stock, Series A Preferred Stock and any other Series of Preferred Stock expressly stated to be senior in liquidation right to the Series C Preferred Stock shall have been paid in full the amounts to which they shall be entitled pursuant to paragraphs (i), (ii) and any other provision of this Certificate of Incorporation the Corporation as amended from time to time, the holders of the shares of Series C Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series C Preferred Stock, to be paid an amount equal to the greater of (x) $2.00 per share (appropriately adjusted to reflect stock splits, stock dividends, combination of shares and the like) plus any dividends declared but unpaid thereon (the "Series C Payment"), computed to the date payment thereof is made; or (y) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up, such amount payable in clause (x) or (y) above with respect to one share of Series C Preferred Stock being sometimes referred to as the "Series C Liquidation Preference Payment." The Series B Liquidation Preference Payment, the Series A Liquidation Preference Payment and the Series C Liquidation Preference Payment are referred to collectively as the "Liquidation Preference Payments." The Series B Payment, the Series A Payment and the Series C Payment are referred to collectively as the "Redemption Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the shares of Series C Preferred Stock shall be insufficient to permit payment to the holders of the shares of Series C Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of the shares of Series C Preferred Stock; and


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                    (iv) after the holders of the shares of Series B Preferred
Stock, Series A Preferred Stock and Series C Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation shall be distributed ratably to the holders of stock ranking on liquidation junior to the Series B Preferred Stock, Series A Preferred Stock and Series C Preferred Stock.

               (b) Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger solely to reincorporate the Corporation in a different jurisdiction or a merger, reorganization or consolidation of the Corporation in which the capital stock of the Corporation immediately prior to the transaction is converted into or exchanged for a majority of the capital stock, both as to voting power and equity ownership, of the resulting or surviving corporation (or its parent) immediately following the transaction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3 (unless deemed otherwise for a liquidation, dissolution or winding up of the Corporation by the holders of at least two-thirds (66-2/3%) in interest of the then outstanding shares of Senior Preferred Stock, in each such case given in writing or by vote at a meeting, consenting or voting).

               (c) For purposes hereof, (i) the Common Stock shall rank on liquidation junior to the Preferred Stock, (ii) the Series C Preferred Stock shall rank on liquidation junior to the Senior Preferred Stock and any other Series of Preferred Stock expressly stated in this Certificate of Incorporation, as amended from time to time, to be senior in liquidation right to the Series C Preferred Stock, and (iii) the Series A Preferred Stock shall rank on liquidation junior to the Series B Preferred Stock.


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

          4. Restrictions.

               (a) At any time when at least twenty-five percent (25%) of the aggregate number (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like) of shares of Senior Preferred Stock at any time issued remain outstanding, except where the affirmative vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Restated Certificate of Incorporation, and in addition to any other vote required by law or this Restated Certificate of Incorporation, without the written consent of the holders of at least two-thirds (66-2/3%) in interest of the then outstanding shares of Senior Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, given in writing or by vote at a meeting, consenting or voting (as the case may be), the Corporation shall not:

                    (i) Consent to or effect any liquidation, dissolution or winding up of the Corporation or merge or consolidate with or into, or permit any Subsidiary to merge or consolidate with or into, or otherwise acquire the capital stock or assets of any other corporation, corporations, entity or entities;

                    (ii) Sell, abandon, transfer, lease or otherwise dispose of all or substantially all or any substantial portion of its properties or assets;

                    (iii) Enter into any agreement or agreements, including any financing agreements, which, in the aggregate, would result in the Corporation borrowing in excess of $250,000, unless such agreement or agreements shall be first approved by the Board of Directors of the Corporation, including a majority of the Preferred Designees;

                    (iv) Purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Senior Preferred Stock pursuant to this Restated Certificate of Incorporation, except for (x) dividends or other distributions payable solely in the form of additional shares of Common Stock or (y) repurchases of shares of capital stock from officers, employees, directors or consultants of the Corporation which are subject to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including termination of employment;

                    (v) Amend, alter or repeal any provision of its Restated Certificate of Incorporation or By-laws (whether by merger, consolidation or otherwise); or

                    (vi) Except in accordance with Section 5P, create or authorize the creation of any additional class or series of shares of stock, or increase the authorized amount of any class or series of shares of stock, or create or authorize any obligation or security convertible into shares of any class or series of stock, whether any such creation, authorization or increase shall be by means of amendment to the Restated Certificate of Incorporation or by merger, consolidation or otherwise.


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

               (b) At any time when at least twenty-five percent (25%) of the aggregate number (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like) of shares of Series A Preferred Stock at any time issued remain outstanding, except where the affirmative vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Restated Certificate of Incorporation, and in addition to any other vote required by law or this Restated Certificate of Incorporation, without the written consent or affirmative vote of the holders of at least two-thirds (66-2/3%) in interest of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), separately as a series, the Corporation shall not:

                    (i) Amend, alter or repeal any provision of its Restated Certificate of Incorporation or By-laws (whether by merger, consolidation or otherwise) in a manner adverse to the Series A Preferred Stock; or

                    (ii) In any manner (whether by merger, consolidation or otherwise) amend, alter or change the designations or the powers, preferences or rights, privileges or the restrictions of the Series A Preferred Stock in a manner adverse to the Series A Preferred Stock.

     Notwithstanding the foregoing, the creation or authorization to create any additional class or series of shares of stock, or increase in the authorized amount of any class or series of shares of stock other than the Series A Preferred Stock, or creation or authorization of any obligation or security convertible into shares of any class or series of stock shall not, in and of itself, be deemed adverse to the Series A Preferred Stock so long as such creation or authorization does not amend, alter or change the designations or the powers, preferences or rights, privileges or restrictions of the Series A Preferred Stock.

               (c) At any time when at least twenty-five percent (25%) of the aggregate number (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like) of shares of Series B Preferred Stock at any time issued remain outstanding, except where the affirmative vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Restated Certificate of Incorporation, and in addition to any other vote required by law or this Restated Certificate of Incorporation, without the written consent or affirmative vote of the holders of at least two-thirds (66-2/3%) in interest of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), separately as a series, the Corporation shall not:

                    (i) Amend, alter or repeal any provision of its Restated Certificate of Incorporation or By-laws (whether by merger, consolidation or otherwise) in a manner adverse to the Series B Preferred Stock; or

                    (ii) In any manner (whether by merger, consolidation or otherwise) amend, alter or change the designations or the powers, preferences or rights,


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

privileges or the restrictions of the Series B Preferred Stock in a manner adverse to the Series B Preferred Stock; or

                    (iii) Declare or pay any dividend (excluding a Common Stock Dividend) on, make a distribution on, or repurchase (except in accordance with
Section 4(a)(iv)(y)) or redeem (except in accordance with Section 6 hereof) any capital stock of the Corporation junior to, or of equal seniority with, the Series B Preferred Stock in liquidation or junior to, or of equal seniority with, the Series B Preferred Stock with regard to the payment of dividends.

     Notwithstanding the foregoing, the creation or authorization to create any additional class or series of shares of stock, or increase in the authorized amount of any class or series of shares of stock other than the Series B Preferred Stock, or creation or authorization of any obligation or security convertible into shares of any class or series of stock shall not, in and of itself, be deemed adverse to the Series B Preferred Stock so long as such creation or authorization does not amend, alter or change the designations or the powers, preferences or rights, privileges or restrictions of the Series B Preferred Stock.

               (d) At any time when at least twenty-five percent (25%) of the number of shares of Series C Preferred Stock originally issued remain issued remain outstanding, except where the affirmative vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Restated Certificate of Incorporation, and in addition to any other vote required by law or this Restated Certificate of Incorporation, the Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds (66-2/3%) in interest of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be), separately as a series:

                    (i) amend, alter or repeal any provision of its Restated Certificate of Incorporation or By-laws (whether by merger, consolidation or otherwise) in a manner adverse to the Series C Preferred Stock; or

                    (ii) in any manner (whether by merger, consolidation or otherwise), amend, alter or change the powers, preferences or special rights of the shares of Series C Preferred Stock in a manner so as to affect them adversely; or

                    (iii) other than Preferred Stock to be offered to bona fide venture capital funds, private equity funds or Qualified Investors (as defined in Section 8) (collectively, "Permitted Senior Stock"), authorize any additional series of Preferred Stock which is not parri passu or junior to the Series C Preferred Stock with respect to dividends, liquidation, redemption and/or other matters;

     Notwithstanding the foregoing, the creation or authorization to create any additional class or series of shares of stock, or increase in the authorized amount of any class or series of shares of stock other than the Series C Preferred Stock, or creation or authorization of any obligation or security convertible into shares of any class or series of stock shall not, in and of itself, be deemed adverse to the Series C Preferred Stock so long as such creation or authorization does not, except with respect to Permitted Senior Stock, amend, alter or change the designations or the powers, preferences or rights, privileges or restrictions of the Series C Preferred Stock.

     5. Conversion. The holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have the following conversion rights:

          5A. Right to Convert. Subject to the terms and conditions of this
Section 5, the holder of any share or shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of (x) Senior Preferred Stock so to be converted by $1.00, or
(y) Series C Preferred Stock so to be converted by $2.00 and (ii) dividing the result by the applicable Conversion Price (as defined below) per share for such series as last adjusted and then in effect when such shares of Preferred Stock are surrendered for conversion. The initial "Conversion Price" for the Senior Preferred Stock shall be $1.00 and for the Series C Preferred Stock shall by $2.00; provided, however that each such Conversion Price shall be subject to adjustment as set forth in this Section 5. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in Section 5A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          5C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. Subject to the provisions of Sections 2 and 3, at the time of each conversion, the Corporation shall: (i) if cash is legally available, pay in cash an amount equal to all dividends, excluding Accruing Dividends, declared and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in Section 5B, or (ii) if cash is not legally available, provide to such holder a certificate representing a number of shares of Common Stock equal to the quotient of all dividends, excluding Accruing Dividends, declared and unpaid on the shares of Preferred Stock so surrendered divided by the applicable Conversion Price. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, and based upon the aggregate number of shares of Preferred Stock surrendered by any one holder.

          5D. Adjustment of Conversion Price Upon Issuance of Common Stock.

          (i) Series A Preferred Stock. Subject to Section 5P and except as provided in Section 5E, if and whenever after March 31, 2004 the Corporation shall issue or sell, or is, in accordance with subparagraphs 5D(1) through 5D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the time of such actual or deemed issue or sale, then, forthwith upon such actual or deemed issue or sale, the Conversion Price for the Series A Preferred Stock shall be reduced to the price determined by the formula set forth below.

          N(0) = The shares of Common Stock outstanding immediately prior to the time of such actual or deemed issue or sale (assuming the conversion of the outstanding shares of Preferred Stock and the exercise of any outstanding options, warrants, convertible debt instruments or other securities convertible or exchangeable for Common Stock).

          P(0) = The Conversion Price of the Series A Preferred Stock in effect immediately prior to the time of such actual or deemed issue or sale.

          N(1) = The shares of Common Stock issued or sold, or deemed to be issued or sold in connection with such issuance (assuming the conversion of any outstanding shares of Preferred Stock and the exercise of any outstanding options, warrants, convertible debt instruments or other securities convertible or exchangeable for Common Stock) for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the time of such actual or deemed issue or sale.

          CP = The new Conversion Price of the Series A Preferred Stock in effect immediately after such actual or deemed issue or sale.

          F = The aggregate consideration received by the Corporation upon such actual or deemed issue or sale.

          CP   =   (N(0) x P(0)) + F
                   -----------------
                     N(0)  +  N(1)

     For purposes of clarity in this Section 5D(i), the weighted average formula above (i) shall not include any additional shares of Common Stock that become issuable upon conversion of any series of Preferred Stock as a result of the operation of this Section 5D in connection with an issuance or sale (or deemed issuance or sale) of Common Stock for purposes of the anti-dilution adjustment made in connection with such issuance or sale (or deemed issuance or sale), but
(ii) shall include any additional shares of Common Stock that have become issuable upon conversion of any series of Preferred Stock as a result of any and all prior applications of Section 5D.

          (ii) Series B Preferred Stock. Subject to Section 5P and except as provided in Section 5E, if and whenever after March 31, 2004 the Corporation shall issue or sell, or is, in accordance with subparagraphs 5D(1) through 5D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less (the "Dilutive Financing Price") than the Conversion Price for the Series B Preferred Stock in effect immediately prior to the time of such actual or deemed issue or sale, then, forthwith upon such actual or deemed issue or sale, the Conversion Price for the Series B Preferred Stock shall be reduced to the Dilutive Financing Price.

          (iii) Series C Preferred Stock. If there shall occur any adjustment in the Conversion Price of the Corporation's Series A Preferred Stock pursuant to
Section 5D(i), then and in such event, the Conversion Price of the Series C Preferred Stock shall be automatically adjusted by the same absolute amount (rounded to the nearest cent) as the absolute amount of the adjustment to the Conversion Price of the Corporation's Series A Preferred Stock.

          For purposes of this Section 5D, and subject to the exceptions set forth in Section 5E, the following subsections 5D(1) to 5D(8) shall also be applicable:

          5D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price(s) in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection 5D(3), no adjustment of the applicable Conversion Price(s) shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          5D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price(s) in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subsection 5D(3), no adjustment of the applicable Conversion Price(s) shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the applicable Conversion Price(s) have been or are to be made pursuant to other provisions of this Section 5D, no further adjustment of the applicable Conversion Price(s) shall be made by reason of such issue or sale.

          5D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5D(1) or 5D(2), or the rate at which Convertible Securities referred to in subsection 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price(s) in effect at the time of such event shall forthwith be readjusted to the applicable Conversion Price(s) which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the applicable Conversion Price(s) then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the applicable Conversion Price(s) then in effect hereunder shall forthwith be increased to the applicable Conversion Price(s) that would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          5D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to Section 5F), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          5D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          5D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          5D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5D.

          5D(8) Special Mandatory Conversion Adjustment. Upon the conversion of a non-participating holder's shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock into shares of a new series of Preferred Stock created from the Undesignated Preferred Stock pursuant to subparagraph 5P hereof, the applicable new series of Preferred Stock's conversion price for such non-participating holder's shares of the new series of Preferred Stock shall be equal to the applicable Conversion Price in effect immediately prior to such conversion and such new series of Preferred Stock's conversion price shall not be further reduced in accordance with provisions comparable to subparagraph 5D hereof but shall have the benefit of the other provisions contained in this Paragraph 5 with respect to the conversion of and adjustment to the applicable Conversion Price of any series of Preferred Stock and shall be re-adjusted upward under Section 5D(3), when applicable.

          5E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the applicable Conversion Price(s) in the case of the issuance of
(i) shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) Reserved Employee Shares, (as defined in Section 8), (iii) shares of Common Stock issuable pursuant to subscriptions, warrants, options or other rights which are listed in Schedule III of the Series C Purchase Agreement as being outstanding on the date thereof (but excluding any modification to such subscriptions, warrants, options or rights made after the date of such agreement), and (iv) shares of Common Stock issued or issuable upon exercise of warrants to purchase Common Stock that may be hereafter issued in connection with debt financings, equipment line financings or real property leasing transactions, provided the issuance of such securities and the underlying transaction described in this clause (iv) shall be first approved by the Board of Directors of the Corporation, including a majority of the Preferred Designees.

          5F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Price(s) in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the applicable Conversion Price(s) in effect immediately prior to such combination shall be proportionately increased.

          5G. Reorganization or Reclassification. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Prices(s)) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          5H. Notice of Adjustment. Upon any adjustment of the Conversion Price(s), then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price(s) resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          5I. Other Notices. In case at any time:

               (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          5J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Prices in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will promptly take any and all actions necessary to increase the number of shares of Common Stock available and reserved for issuance upon the conversion of the Preferred Stock or in the event of any adjustment to the Conversion Price(s).

          5K. No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein or a parallel series of Preferred Stock pursuant to Section 5P shall not be reissued.

          5L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          5M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          5N. Mandatory Conversion. Shares of Preferred Stock shall automatically convert into shares of Common Stock upon the earlier to occur of the events described in subparagraphs 5(N)(1), 5(N)(2) and 5(N)(3).

          5N(1) Public Offering. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which
(i) the net proceeds to the Corporation from the sale of such shares to the public shall be at least $30,000,000 and (ii) the price per share paid by the public for such shares shall be at least $2.00 (appropriately adjusted to reflect the occurrence of any event described is subparagraph 5F) (a "Qualified Public Offering"), then effective upon the closing of the sale of such shares by the Corporation pursuant to such Qualified Public Offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock at the then applicable Conversion Price.

          5N(2) Qualified Financing. Upon the occurrence of both of the following events: (a) the closing of a Qualified Financing (as defined below) which has been approved by the vote or written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of Senior Preferred Stock then outstanding, voting together as a single class on an as-converted to Common Stock basis (the "Required Holders") and (b) the affirmative election by the Required Holders to convert their shares of Preferred Stock into Common Stock in connection with a Qualified Financing, all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically convert into shares of Common Stock at the then applicable Conversion Price. For purposes of this subparagraph 5(N)(2), a "Qualified Financing" shall mean any equity financing of the Corporation, other than pursuant to the Series C Purchase Agreement, which closes initially on or after March 31, 2006 and pursuant to which (i) the Corporation sells equity securities for an aggregate purchase price of at least $20 million, (ii) securities representing at least thirty-five percent (35%) of the aggregate purchase price of such securities are sold by the Corporation to one or more persons that are not affiliated with any then existing or former stockholder of the Corporation (a "New Investor"), (iii) the purchase price per share of such securities is less than 50% of the then applicable Series B Conversion Price and (iv) each holder of Senior Preferred Stock has the right to purchase securities in such financing, in an amount equal to such holder's Pro Rata Share (as defined below) of that portion of such securities that are not sold to the New Investors. For purposes of this subparagraph 5(N)(2), the Pro Rata Share of a holder of Series A Preferred Stock or Series B Preferred Stock shall equal such holder's percentage ownership of the then outstanding Series A Preferred Stock and Series B Preferred Stock, taken together and calculated on an as-converted to Common Stock basis.

          5N(3) At the Option of Holders.

               (1) Upon the date specified by vote or written consent of holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Series C Preferred Stock then outstanding, voting together as a class on an as-converted to Common Stock basis, all outstanding shares of Series C Preferred Stock shall automatically convert to shares of Common Stock.

               (2) Upon the date specified by vote or written consent of holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Series B Preferred Stock then outstanding, voting together as a class on an as-converted to Common Stock basis, all outstanding shares of Series B Preferred Stock shall automatically convert to shares of Common Stock.

               (3) Upon the date specified by vote or written consent of holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Series A Preferred Stock then outstanding, voting together as a class on an as-converted to Common Stock basis, all outstanding shares of Series A Preferred Stock shall automatically convert to shares of Common Stock.

               (4) Notwithstanding the foregoing, if at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock that is not a Qualified Public Offering (a "Non-Qualified Public Offering"), then by vote or written consent of holders of at least two-thirds (66-2/3%) in interest of the shares of the Senior Preferred Stock then outstanding, voting together as a class on an as-converted to Common Stock basis, upon the closing of a Non-Qualified Public Offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock at the then applicable Conversion Price.

          5O. Procedures. Holders of shares of Preferred Stock converted in accordance with subparagraph 5N(1), 5N(2) or 5(N)(3) shall promptly deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 5C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          5P. Special Mandatory Conversions.

          (1) If at any time a holder of Preferred Stock fails to purchase the minimum number of shares required to be purchased by it in a Required Financing (provided that such minimum number of shares are offered to it by the Corporation), such minimum number of shares being equal to at least (a) such holder's percentage ownership of the Corporation's Preferred Stock (assuming the conversion of the outstanding shares of Preferred Stock) multiplied by (b) the number of shares sold in that Required Financing (or such lesser amount as agreed by the Board of Directors of the Corporation, including a majority of the Preferred Designees), then all of the shares of Preferred Stock held by such non-participating holder shall automatically and without further action on the part of such holder be converted into an equivalent number of shares of a new parallel series of Preferred Stock, having such distinctive designation and aggregate number of shares as the Board of Directors of the Corporation, including a majority of the Preferred


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

     Designees, may by resolution fix, effective upon the closing of such Required Financing. Furthermore, any antidilution protection set forth in
     Section 5D, including subparagraphs 5D(1) through (7) of this Restated Certificate of Incorporation shall not apply in any Required Financing to such non-participating holder's shares prior to their conversion to a new series of Preferred Stock pursuant to this paragraph. Any new series of Preferred Stock shall be identical in all respects to the series of Preferred Stock from which it was converted, except (i) with respect to the conversion features of the new series of Preferred Stock, which shall implement the provisions of subparagraph 5D(8) of this Restated Certificate of Incorporation, and (ii) with respect to voting shall vote together with the series of Preferred Stock from which it was converted on all matters (which for avoidance of doubt, shall not create a separate class vote of such new series and the series from which it was converted), except as provided by law.

          (2) A "Required Financing" shall mean any equity financing of the Corporation in which the Corporation issues or sells securities at a price per share which is less than the Conversion Price for the Series B Preferred Stock then in effect.

          (3) The holder of any shares of Preferred Stock converted pursuant to subparagraph 5P(1) shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for such series of stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the new series of Undesignated Preferred Stock (as defined hereafter) to which such holder is entitled. The person in whose name the certificate for such shares of the new series of Undesignated Preferred Stock is to be issued shall be deemed to have become a stockholder of record of such Undesignated Preferred Stock on the closing date of the applicable Required Financing unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open.

     6. Redemption. The shares of Preferred Stock shall be redeemed as follows:

          6A. Optional Redemption. The Corporation shall not have the right to call or redeem at any time all or any shares of Preferred Stock. The holders of two-thirds of the then outstanding shares of Preferred Stock, voting together as a class on an as-converted to Common Stock basis, by giving notice (the "Notice") to the Corporation may require the Corporation to redeem all of the outstanding Preferred Stock in three equal installments, with one-third of the shares of Preferred Stock redeemed on the First Redemption Date (as defined below), one-third of the shares of Preferred Stock redeemed on the first anniversary of the First Redemption Date (the "Second Redemption Date") and the remainder redeemed on the second anniversary of the First Redemption Date (the "Third Redemption Date"). Upon receipt of the Notice, the Corporation shall notify all other persons holding Preferred Stock. After receipt of the Notice, the Corporation shall fix the first date for redemption (which shall not be prior to March 31, 2009) (the "First Redemption Date") no more than sixty (60) days after receipt of the Notice. All


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

holders of Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Preferred Stock, duly endorsed for transfer to the Corporation (if required by it) on or before the First Redemption Date. The First Redemption Date, the Second Redemption Date and the Third Redemption Date are collectively referred to as the "Redemption Dates."

          6B. Redemption Price and Payment. The Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the applicable Redemption Payment (calculated to the date of payment), such amount being referred to as the "Redemption Price." Such payment shall be made in full, subject to the provisions of Section 6C, on each of the Redemption Dates to the holders entitled thereto.

          6C. Redemption Mechanics.

               (i) At least twenty (20) but not more than thirty (30) days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares thereby redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

               (ii) If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such Redemption Date, the shares of Series B Preferred Stock to be redeemed on such Redemption Date shall be redeemed first in their entirety prior to the redemption of any shares of Series A Preferred Stock or Series C Preferred Stock, and then the shares of Series A Preferred Stock (and any other Series of Preferred Stock expressly stated in this Certificate of Incorporation, as amended from time to time, to be senior to the Series C Preferred Stock with respect to redemption) to be redeemed on such Redemption Date shall be redeemed in their entirety prior to the redemption of any shares of Series C Preferred Stock. If the funds of the Corporation legally available for redemption of shares of a series of Preferred Stock on any Redemption Date are insufficient to redeem the total number of outstanding shares of such series of Preferred Stock to be redeemed on such Redemption Date, the holders of shares of such series of Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full.

               (iii) All shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein; provided, however, that such unredeemed shares shall be entitled to receive interest accruing daily with respect to the applicable Redemption Price at the rate of 8% per annum (which shall accrue in addition to any Accruing Dividend on such shares). At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above and the Corporation's obligation to redeem such shares shall be prior and senior to the Corporation's obligation to redeem additional shares of Preferred Stock at the next Redemption Date.

               (iv) If the Corporation fails or refuses, for any reason or for no reason, to redeem within ninety (90) days after any Redemption Date all of the then outstanding shares of Preferred Stock subject to redemption in accordance with the terms and provisions of this Section 6C, the holders of the Preferred Stock, voting together as a class on an as-converted to Common Stock basis, shall be entitled to elect a majority of the directors of the Corporation as set forth in Section (d) hereof.

          6D. Redeemed or Otherwise Acquired Shares to be Retired. The certificate or certificates representing any shares of Preferred Stock redeemed pursuant to this Section 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock. In the event less than all of the shares represented by such certificate or certificates are redeemed, a new certificate representing the unredeemed shares shall be issued forthwith.

     7. Amendments; Waivers. Except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by the terms of the Preferred Stock, By-laws or by the Restated Certificate of Incorporation, any provision of the terms of the Preferred Stock may be amended, modified or waived only with the written consent or affirmative vote of the holders of at least two-thirds (66-2/3/%) in interest of the then outstanding shares of Preferred Stock.

     8. Definitions. As used herein, the following terms shall have the following meanings:

          (a) "Series C Purchase Agreement" shall mean the Series C Convertible Preferred Stock Purchase Agreement dated as of June 13, 2007 between the Corporation and the Purchaser(s) parties thereto.

          (b) "Reserved Employee Shares" shall mean shares of Common Stock reserved by the Corporation from time to time for issuance to or upon the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the

Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as a consultant of the Corporation pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other stock plan or agreement approved by the Corporation's Board of Directors, including a majority of the Preferred Designees.

          (c) "Event of Noncompliance" shall mean the failure, violation or breach by the Corporation of its obligation to make full payment on any Redemption Date with respect to a Redemption pursuant to Section 6 hereof, and the Corporation fails to cure such, failure, violation or breach within ninety
(90) days after the violation or breach. No other, failure, violation or breach by the Corporation of any obligation may be deemed an Event of Noncompliance.

          (d) "Subsidiary" or "Subsidiaries" shall mean any corporation, partnership, trust or other entity of which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of every class of equity security of such corporation, partnership, trust or other entity.

          (e) "Shareholders Agreement" shall mean the Third Amended and Restated Shareholders Agreement dated as of June 13, 2007 between the Corporation and the Shareholders as defined therein, as amended from time to time.

          (f) "Qualified Investors" shall have the meaning set forth in Section 3(a)(54) of the Securities Exchange Act of 1934, as amended, with the exception that the definition of Section 3(a)(54)(A)(xi) of such Act shall exclude any company, corporation or partnership that is in direct or indirect competition or directly or indirectly engaged in the business of the Purchaser in the Series C Purchase Agreement.

     9. Separate Rights as Shareholders. Notwithstanding anything to the contrary in this Restated Certificate of Incorporation, in the event any holder of the Corporation's capital stock holds, either alone or together with its affiliates, more than one class or series of capital stock, its rights and obligations hereunder shall be determined separately with respect to each such class or series as if such shares were held by unrelated individuals or entities.

     C. UNDESIGNATED PREFERRED STOCK

     1. Issuance of Preferred Stock in Series. Solely in order to satisfy the provisions of subparagraph 5P(1) of Article IV, Section B, up to 10,000,000 shares of Undesignated Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges referred to below, in respect of any or all of which there may be variations between different series, all shares of Undesignated Preferred Stock shall be identical in respect of the Preferred Stock from which it was converted. The different series of Undesignated Preferred Stock shall not be construed to constitute different series or classes of shares for the purpose of voting by holders of Preferred Stock, and in all events, the new Undesignated Preferred shall not vote as a separate class but shall vote with such series of Preferred Stock from which it was converted.

     2. Authority to Establish Variations Between Series of Preferred Stock. The Board of Directors, solely to the extent required by and in order to satisfy the provisions of subparagraph 5P(1) of Article IV, Section B, is expressly authorized, subject to the limitations prescribed by law and the provisions of this Restated Certificate of Incorporation, to provide by adopting a vote or votes, a certificate which shall be filed in accordance with the Delaware General Corporation Law, for the issuance of the Undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers, qualifications, special or relative rights and privileges as shall be stated in the vote or votes creating such series and which shall be identical in all respects to the Preferred Stock from which it was converted, except with respect to the conversion features of such Undesignated Preferred Stock which shall implement the provisions of subparagraph 5D(8) of Article IV, Section B.

     FIFTH. The Corporation is to have perpetual existence.

     SIXTH. Election of directors need not be by written ballot unless the By-laws of the corporation so provide.

     SEVENTH. The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the By-laws of the corporation.

     EIGHTH. The books of the corporation may be kept at such place within or without the State of Delaware as the By-laws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

     NINTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, provided, however, that, to the extent required by applicable law, the foregoing shall not eliminate the liability of a director (i) any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director at the request of the Corporation or any predecessor to the Corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection with such action or proceeding and any appeal therefrom.

     Neither any amendment nor repeal of this Article XI, nor the adoption of any provision of the Corporation's Restated Certificate of Incorporation inconsistent with this Article XI, shall eliminate or reduce the effect of this
Article XI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article XI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Archemix Corp. has caused this Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer, this 13th day of June, 2007.

                                        ARCHEMIX CORP.


                                        By: /s/ Errol B. De Souzza
                                            ------------------------------------
                                            Errol B. De Souza, Ph.D.
                                            President and
                                            Chief Executive Officer


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